UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

NAVITAS SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	85-2560226
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2101 El Segundo Blvd., Suite 204, El Segundo, CA	90245
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title for each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.0001 per share	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Common Stock at an exercise price of $11.50 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: N/A

Explanatory Note

This Registration Statement on Form 8-A is being filed by Navitas Semiconductor Corporation (the “Company”), formerly known as Live Oak Acquisition Corp. II, with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the transfer of the listing of the Company’s Class A common stock, par value $0.0001 per share (“Class A common stock”), and its warrants to purchase shares of Class A common stock (the “warrants”) from the New York Stock Exchange to the Nasdaq Global Market (“Nasdaq”).

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the Class A common stock and the warrants.

The descriptions of the Class A common stock and the warrants registered hereunder are set forth under the heading “Description of Securities” in the Company’s definitive proxy statement/prospectus (Registration No. 333-256880) filed with the SEC on June 8, 2021, as amended from time to time, is incorporated herein by reference.

Item 2.	Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the registrant are registered on Nasdaq and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 19, 2021

NAVITAS SEMICONDUCTOR CORPORATION

By:	/s/ Gene Sheridan
Name: Gene Sheridan
Title: Chief Executive Officer

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